Two Harbors Investment Corp. Fourth Quarter 2012 Earnings Call February 7, 2013

2 Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Safe Harbor Statement

Executive Summary 2012 and Fourth Quarter Results  Generated total 2012 return on book value of 47%1 with dividends of $1.71 per share.  Delivered total annual shareholder return of 40%2, which compares to a return of 19% for the sector3.  Generated exceptional economic return in 2012 with $1.05 billion in total comprehensive income.  Key hires on investment and administrative teams.  Contributed portfolio of single-family residential homes to Silver Bay Realty Trusty Corp. (“Silver Bay”) in conjunction with its initial public offering in December 2012. In exchange, Two Harbors received approximately 17.8 million shares of Silver Bay common stock.  Increased Book Value to $11.544 per diluted common share at December 31, 2012, representing a total quarterly return of 6% when combined with our fourth quarter dividend of $0.55. (1) See Appendix, page 15 for calculation of 2012 return on book value. (2) Source: Bloomberg (3) As measured by the Pine River Mortgage REIT Index. (4) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. 3

Macroeconomic Update (1) Source: CoreLogic Home Price Index rolling 12-month change as of January 1, 2013. Key Macroeconomic Factors that Impact our Business Home Prices  The U.S. housing market has been a bright spot recently  CoreLogic Home Price Index +7.5%1 on a rolling 12-month basis Interest Rates  Low rate environment expected to persist  Continue to hedge against an increase in rates Employment  Trends are improving, but unemployment is still high  Meaningful determinant of probability of default on a mortgage loan Policy Considerations  Boxer-Menendez legislation  Qualified Mortgage provision of Dodd-Frank bill  GSE reform  Qualified Residential Mortgage (QRM)  Merkley bill 4

5 Investment Opportunities Investment Opportunity Set  We continue to pursue opportunities in the Agency and non-Agency markets.  Criteria for considering new investment opportunities include the following: ― Based on core competencies, such as understanding and managing prepayments and credit risk. ― Attractive return profiles. ― Improve the risk-reward profile of our total portfolio. ― Expand expertise in existing strategies.  Silver Bay is a great example: ― Our analysis of the distressed non-Agency market helped us identify the opportunity. ― Attractive return profile for our shareholders.

110 110 6 Financial Summary Financial Highlights Core Earnings1 Expense Ratio  Core Earnings1 of $0.28 per weighted average share.  GAAP Earnings of $0.64 per weighted average share.  Leverage declined to 3.4x from 3.8x at September 30, 2012.  Earnings diluted by average capital of $295 million invested in single-family homes and Silver Bay stock.  Expense ratio of 0.7%. Modest increase from prior quarter driven by business diversification initiatives. $55.6 $63.8 $76.3 $87.1 $84.0 $0.40 $0.34 $0.36 $0.32 $0.28 $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Core Earnings ($M) Core EPS ($) 1.0% 0.8% 0.7% 0.5% 0.7% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Operating Expenses as % of Average Equity (1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on derivative instruments, and certain non-recurring gains and losses related to discontinued operations. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities ("Agency Derivatives") and premium income or loss on credit default swaps. Accounting Matters  OTTI of $1.6 million remains immaterial to non-Agency RMBS portfolio.  Reclassified $65 million of credit reserves to accretable discount.  Realized gains from contribution of single-family properties to Silver Bay of approximately $10.6 million. A further increase to net income in 2013 by an estimated $8.3 million driven by installment gains, fee reductions and working capital adjustments.

7 Book Value Book Value Q4-2012 Book Value ($M) Q4-2012 Book Value Per Common Share (Diluted basis) Annual 2012 Book Value ($M) Annual 2012 Book Value Per Common Share (Diluted basis) Beginning stockholders’ equity $ 3,391.5 $ 11.48 $ 1,270.1 $ 9.03 GAAP Net Income: Core Earnings, net of tax 84.0 311.1 Realized gains, net of tax 88.3 58.7 Unrealized mark-to-market gains and (losses), net of tax 9.6 (82.4) Discontinued operations 7.4 4.5 Other Comprehensive (Loss) Income (3.9) 755.2 Dividend declaration (164.3) (443.4) Other - 0.5 Balance before Capital Transactions $ 3,412.6 $ 11.55 $ 1,874.3 Issuance of Common Stock, Net of Offering Costs 0.2 11.65 1,362.7 Proceeds from Issuance of Common Stock through Warrant Exercise 37.8 11.00 213.6 Ending stockholders’ equity – basic $ 3,450.6 $ 11.55 $ 3,450.6 $ 11.55 Warrants oustanding1 - (0.01) - (0.01) Ending stockholders’ equity – diluted $ 3,450.6 $ 11.54 $ 3,450.6 $ 11.54 (1) Using the treasury stock method, 0.1 million shares would be considered outstanding and dilutive to book value per share at December 31, 2012.

8 Financing Profile High-Quality non-Agency Counterparties2 Diverse Agency Counterparties1  We continue to ladder repo maturities, and currently average 85 days to maturity.  The vast majority of repo is held with counterparties having a CDS spread of <150 indicating an overall low counterparty risk profile.  Approximately 56% of our Agency repo is with counterparties based in North America and 62% of our non- Agency repo is with counterparties based in North America. (1) Reflects the counterparty percentage of our outstanding repurchase agreements for our Agency portfolio as of December 31, 2012. (2) Reflects the CDS Spread for our non-Agency portfolio repo counterparties as of December 31, 2012. 49.7% 49.2% 1.1% CDS Spread <100 CDS Spread 101 to 150 CDS Spread 150+ 14.0% 11.2% 10.1% 9.5% 9.1% 7.5% 7.2% 5.5% 4.1% 4.0% 3.5% 3.1% 2.6% 2.2% 2.1% 2.1% 1.4% 0.7% 0.1%

9 2012 Taxable Earnings Distribution GAAP to Taxable Income, Year Ended December 31, 2012 (in millions) TRS REIT Consolidated GAAP net (loss) income, pre-tax $ (124.5) $ 374.2 $ 249.7 Permanent differences Non-deductible expenses - - - Temporary differences Net accretion of OID and market discount - 19.4 19.4 Unrealized net loss on trading securities and derivatives 16.3 46.8 63.1 Taxable (loss) income – 2012 (108.2) 440.4 332.2 Plus: Prior year undistributed taxable income - 13.7 13.7 Less: 2012 dividend declaration deduction - (443.4) (443.4) Taxable income post-dividend deduction $ (108.2) $ 10.72 $ (97.5) (1) The distribution of 98% of taxable earnings in 2012 was based upon the 2012 dividend declaration deduction, adjusted for the prior year undistributed taxable income, divided by 2012 taxable income. (2) The REIT will not be subject to U.S. federal income taxes on its taxable income to the extent it distributes its net taxable income to stockholders. Distribution of 98% of Taxable Income1

110  Achieved total return on book value of 47%1 for the 2012 fiscal year.  Overall performance driven primarily by non-Agency strategy.  Prepay-protected Agency pools drive strong Agency performance. Sector FY2012 Agency Strategy: Barclays US MBS Fixed Rate Index vs. duration-matched swap at 6:1 leverage 10.6% Credit: ABX 06-2 AAA 48.6% Proxy for 50% Agency and 50% Non-Agency Strategy 29.6% Two Harbors’ Return on Book Value1 47% Benchmark Indices3 Portfolio Performance Summary 10 110 3.5% 3.5% 3.3% 3.1% 2.9% 9.7% 9.7% 9.6% 9.6% 9.5% 4.8% 4.9% 4.6% 4.2% 4.0% – 5.0% 10.0% 15.0% Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Agency RMBS Non-Agency RMBS Aggregate Portfolio (1) See Appendix page 15 for calculation of 2012 return on book value. (2) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $7.7 million and $4.0 million for the third and fourth quarter of 2012, respectively, contributing an additional 0.2% and 0.1% to aggregate annualized yields in the third and fourth quarter of 2012. (3) Source for benchmark indices: Bloomberg. At September 30, 2012 Three Months Ended December 31, 2012 Aggregate Portfolio Agency Non-Agency Aggregate Portfolio Annualized Yield2 3.8% 2.9% 9.5% 4.0% Cost of repurchase agreements (0.7%) (0.6%) (2.6%) (0.7%) Cost of interest rate swaps & swaptions (0.4%) (0.5%) - (0.4%) Cost of financing (1.1%) (1.1%) (2.6%) (1.1%) Net interest spread 2.7% 1.8% 6.9% 2.9% Portfolio Highlights Annualized Yields by Portfolio2 Net Interest Spread

110 110 Portfolio Composition 11 (1) Includes Agency Derivatives (“IIOs”) of $301 million as of December 31, 2012. (2) Home Equity Conversion Mortgage loans (“HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. Highlights Targeted Capital Allocation  Repositioned Agency portfolio, reducing prepayment and pay-up risk.  Reduced leverage on Agency securities to 5.7x.  Non-Agency underlying performance continues to improve. Still potential for upside. As of December 31, 2012 $14.0B RMBS Portfolio $ Millions Agency Bonds $11.3B (81%) Non-Agency Bonds $2.7B (19%) 30-Year Fixed $7,950 15-Year Fixed $98 HECM2 $1,907 Other-Fixed $688 IOs and IIOs1 $482 Hybrid ARMs $188 Mezzanine $518 Senior $2,132 Non-Agency Other $4 Portfolio Composition 50% 60% 60% 55% 55% 52% 52% 57% 53% 50% 40% 40% 45% 45% 48% 44% 36% 37% 4% 7% 10% 0% 10% 20% 30% 40% 50% 60% Q4-2010 Q2-2011 Q4-2011 Q2-2012 Q4-2012 Agency Non-Agency Residential Real Properties

Key Portfolio Metrics

Portfolio Metrics

- Continued to realize low and stable CPRs.
- 98% of Agency securities with implicit or explicit prepayment protection.
- Targeted debt-to-equity ratios:
  - Agency: 6.0-7.0x
  - Non-Agency: 1.0-1.5x

Portfolio Metrics		Q3-2012	Q4-2012
Agency	Weighted average 3-month CPR[1]	6.0%	6.6%
	Weighted average cost basis[2]	$108.2	$108.2
Non-Agency	Weighted average 3-month CPR	3.0%	3.2%
	Weighted average cost basis[2]	$52.4	$52.2
Change in equity value for +100bps change in interest rates[3]		1.1%	1.8%
Debt-to-Equity[4]		3.8x	3.4x

BV Exposure to +100 bps Change in Rates[3]



-
(5%)
(10%)
(15%)
(2.3%)
(0.9%)
(3.1%)
(1.1%)
(1.8%)
Q4-2011
Q1-2012
Q2-2012
Q3-2012
Q4-2012

Hedging Strategy

- Realigned hedges in January 2013
- $19.5 billion in swaps and swaptions as of January 31 to maintain low duration exposure.
- Average pay rate on $13.7 billion notional swaps at January 31 of 0.66%.

(1) Agency weighted average 3-month CPR includes derivatives.
(2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $47.88 at December 31, 2012.
(3) Represents estimated percentage change in equity value for +100bps change in interest rates. Change in equity value is total net asset change.
(4) Debt-to-equity is defined as total borrowings to fund RMBS securities, residential mortgage loans and Agency Derivatives divided by total equity.

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13 Hybrid Model Provides Flexibility Securitization  Math around creating subordinate bonds and IOs is more attractive  Opportunity to create attractive mortgage credit investment is beneficial to shareholders Credit Sensitive Loans (CSLs)  Very similar to loans in subprime/Alt-A deals  We will control servicing on the loans  Commitment to purchase two loan packages, which we expect to close in February  Potential to securitize and create attractive credit investments Mortgage Servicing Rights (MSRs)  Leverages strength in prepayment analysis  High barriers to entry GSE Credit Investments – when, and if, the GSEs move to distribute credit risk

14 Appendix

15 2012 Return on Book Value of 47% Return on book value1 (Per diluted share amounts, except for percentage) Book value at December 31, 2012 $ 11.54 Book value at December 31, 2011 9.03 Increase in book value 2.51 Dividends declared in 2012 1.71 Return on book value ($) $ 4.22 Return on book value (%) 47% (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation.

110 Operating Performance 110 $9.03 $9.67 $9.94 $11.44 $11.54 $8.00 $10.00 $12.00 Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Book Value per Share ($) 110 $19.0 $195.7 $141.6 $524.4 $185.4 6.0% 44.5% 26.6% 70.2% 21.6% 0.0% 50.0% 100.0% $0.0 $200.0 $400.0 $600.0 Q4-2011 Q1-2012 Q2-2012 Q3-2012 4-2012 Comprehensive Income ($M) Comprehensive Income ROAE (%) $0.40 $0.40 $0.40 $0.36 $0.55 17.3% 15.8% 15.4% 12.3% 19.9% 0.0% 5.0% 10.0% 15.0 20.0% $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Dividend per Share ($) Dividend Yield (%) (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the quarter. (2) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. If basic shares outstanding were used as the denominator in the calculation, book value per share would be $11.55 at December 31, 2012. Book Value2 GAAP Net Income Comprehensive Income Dividends1 $51.4 $51.8 $24.0 $26.8 $189.3 37 $0.28 $0.11 $0.10 $0.64 $0.00 $0.20 $0.40 $0.60 $- $50.0 $100.0 $150.0 $200.0 4-2011 1-2012 Q2-2012 Q3-2012 Q4-2012 GAAP Net Income ($M) GAAP EPS ($ ) 16

Operating Performance

Operating Performance (In millions, except for per share amounts)	Core Earnings	Realized Gains	Unrealized MTM	Q3-2012 Financials	Core Earnings	Realized Gains	Unrealized MTM	Q4-2012 Financials
Interest income	$ 126.3	$ -	$ -	$ 126.3	$ 137.3	$ -	$ -	$ 137.3
Interest expense	20.7	-	-	20.7	24.4	-	-	24.4
Net interest income	105.6	-	-	105.6	112.9	-	-	112.9
Net other-than-temporary impairment losses	-	-	(0.6)	(0.6)	-	-	(1.6)	(1.6)
Gain (loss) on investment securities, net	-	(0.2)	2.7	2.5	-	103.1	5.1	108.2
Loss on interest rate swap and swaptions[1]	(10.7)	(7.5)	(58.2)	(76.4)	(15.4)	(3.5)	12.8	(6.1)
Gain (loss) on other derivative instruments[2]	4.3	(2.6)	1.2	2.9	0.3	(21.1)	(6.5)	(27.3)
Gain (loss) on mortgage loans	-	-	0.6	0.6	-	2.1	(0.4)	1.7
Total other (loss) income	(6.4)	(10.3)	(53.7)	(70.4)	(15.1)	80.6	11.0	76.5
Management fees & other operating expenses	12.9	-	-	12.9	16.1	-	-	16.1
Net income (loss) from continuing operations before income taxes	86.3	(10.3)	(54.3)	21.7	81.7	80.6	9.4	171.7
Income tax benefit	0.8	3.3	3.7	7.8	2.3	7.7	0.2	10.2
Net income (loss) from continuing operations	**87.1**	**(7.0)**	**(50.6)**	**29.5**	**84.0**	**88.3**	**9.6**	**181.9**
Discontinued operations	-	(2.7)	-	(2.7)	-	7.4	-	7.4
Net income (loss)	**$ 87.1**	**$ (9.7)**	**$ (50.6)**	**$ 26.8**	**$ 84.0**	**$ 95.7**	**$ 9.6**	**$ 189.3**
Basic and diluted weighted average EPS	$ 0.32	$ (0.03)	$ (0.19)	$ 0.10	$ 0.28	$ 0.33	$ 0.03	$ 0.64

Supplemental data:

	Q3-2012	Q4-2012
Unrealized gains/(losses) on interest rate swaps and swaptions economically hedging repurchase agreements and available-for-sale securities	$ (53.6)	$ 11.9
Income tax benefit (expense)	(0.4)	0.3
Total	$ (54.0)	$ 12.2

(1) Fourth quarter 2012 loss on interest rate swap includes $15.4 million in interest costs, of which $1.1 million relates to swaps associated with U.S. Treasuries.
(2) Core Earnings includes $3.4 million and $3.8 million of net premium amortization on credit default swaps for the third and fourth quarter of 2012, respectively.

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18 Portfolio Metrics 110 Portfolio Yield Realized Q3-2012 At Sept. 30, 2012 Realized Q4-2012 At Dec 31, 2012 Annualized yield1 4.2% 3.8% 4.0% 4.0% Agency1 3.1% 2.8% 2.9% 2.9% Non-Agency 9.6% 9.6% 9.5% 9.4% Cost of financing2 1.1% 1.1% 1.1% 1.2% Net interest spread 3.1% 2.7% 2.9% 2.8% Portfolio Metrics Q3-2012 Q4-2012 Agency Weighted average 3-month CPR 6.0% 6.6% Weighted average cost basis3 $108.2 $108.2 Non-Agency Weighted average 3-month CPR 3.0% 3.2% Weighted average cost basis3 $52.4 $52.2 Change in equity value for +100bps change in interest rates4 1.1% 1.8% Debt-to-Equity5 3.8x 3.4x Portfolio Yields and Metrics 110 Agency RMBS CPR Non-Agency RMBS CPR 2.4% 1.9% 2.1% 3.0% 3.2% 0.0% 5.0% 10.0% 15.0% 20.0% Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Non-Agency RMBS CPR 5.9% 5.6% 6.0% 6.0% 6.6% 0.0% 5.0% 10.0% 15.0% 20.0% Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2012 Agency RMBS CPR (1) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $7.7 million and $4.0 million for the third and fourth quarter of 2012, respectively contributing an additional 0.2% and 0.1% to aggregate annualized yields in the third and fourth quarter of 2012 . (2) Cost of financing RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $9.9 million and $14.2 million for the third and fourth quarter of 2012, respectively. Interest spread expense increased cost of financing RMBS by 0.4% in both periods. (3) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would be $47.88 at December 31, 2012. (4) Represents range of the percentage change in equity value for + 100bps change in interest rates. Change in equity value is portfolio value change adjusted for leverage. (5) Debt-to-equity is defined as total borrowings to fund RMBS securities, residential mortgage loans and Agency Derivatives divided by total equity.

Financing and Hedging Strategy

Interest Rate Swaps[1]

December 31, 2012

Swaps Maturities	Notional Amounts ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Maturity (Years)
2013	$ 2,275	0.713%	0.458%	0.56
2014	1,675	0.644%	0.467%	1.57
2015	2,770	0.908%	0.435%	2.43
2016	1,940	0.874%	0.418%	3.46
2017 and after	3,910	0.960%	0.387%	4.72
	$ 12,570	0.850%	0.426%	2.85

Financing

Repurchase Agreements: RMBS and Agency Derivatives[2]	December 31, 2012 Amount ($M)	Percent (%)
Within 30 days	$3,038	26%
30 to 59 days	3,528	31%
60 to 89 days	1,732	15%
90 to 119 days	850	7%
120 to 364 days	2,229	19%
One year and over	200	2%
	$11,577	

Interest Rate Swaptions

December 31, 2012

	Option				Underlying Swap			
Swaption	Expiration	Cost ($M)	Fair Value ($M)	Average Months to Expiration	Notional Amount ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Payer	< 6 Months	$ 4.0	$ 0.0	5.37	$ 300	4.00%	3M Libor	10.0
Payer	≥ 6 Months	130.0	102.0	53.38	4,650	3.74%	3M Libor	9.7
Total Payer		$ 134.0	$ 102.0	53.38	$ 4,950	3.75%	3M Libor	9.8

(1) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities and $0.5 billion of notional to economically hedge mortgage basis widening.

(2) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held for sale of $49.7 million as of December 31, 2012.

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20 Agency Securities as of December 31, 2012 Par Value ($M) Market Value ($M) % of Agency Portfolio Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 3.0-3.5% $ 2,747 $ 2,919 25.8% $ 2,910 3.2% 4 4.0-4.5% 3,502 3,868 34.1% 3,801 4.2% 10 ≥ 5.0% 1,040 1,163 10.2% 1,132 5.6% 49 $ 7,289 $ 7,950 70.1% $ 7,843 4.0% 14 15-Year Fixed 3.0-3.5% $ 85 $ 90 0.8% $ 83 3.0% 25 4.0-4.5% 2 3 0.1% 2 4.0% 30 ≥ 5.0% 5 5 0.1% 5 5.8% 109 $ 92 $ 98 1.0% $ 90 3.2% 29 HECM $ 1,670 $ 1,907 16.8% $ 1,804 4.7% 14 Hybrid ARMs 174 188 1.7% 183 4.0% 103 Other-Fixed 604 688 6.1% 655 4.7% 51 IOs and IIOs 4,015 4821 4.3% 466 5.0% 74 Total1 $ 13,844 $ 11,313 100.0% $ 11,041 4.2% 20 (1) Market value of IOs of $181 million and Agency Derivatives of $301 million as of December 31, 2012.

Non-Agency Securities as of December 31, 2012

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$2,132	$518	$2,650
% of Non-Agency Portfolio	80.4%	19.6%	100.0%
Average Purchase Price[1]	$50.83	$57.68	$52.17
Average Coupon	1.8%	1.1%	1.7%
Collateral Attributes			
Average Loan Age (months)	76	95	80
Average Loan Size ($K)	$245	$173	$231
Average Original Loan-to-Value	77.9%	76.7%	77.6%
Average Original FICO[2]	638	633	637
Current Performance			
60+ Day Delinquencies	38.3%	32.7%	37.2%
Average Credit Enhancement[3]	15.1%	33.4%	18.6%
3-Month CPR[4]	3.1%	3.6%	3.2%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine, and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would be $46.43, $54.97, and $47.88, respectively at December 31, 2012.

(2) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.

(3) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.

(4) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Agency: Vintage & Prepayment Protection Q3-2012 Q4-2012 High LTV (predominately MHA)1 31% 27% $85K Max Pools2 25% 20% HECM3 15% 17% Other Low Loan Balance Pools4 10% 16% Low FICO5 7% 7% Prepayment protected 4% 5% Seasoned (2005 and prior vintages) 5% 4% 2006 & subsequent vintages - Discount 1% 2% 2006 & subsequent vintages – Premium and IOs 2% 2% Portfolio Composition as of December 31, 2012 Implicit or Explicit Pre-payment Protection Non-Agency: Loan Type Q3-2012 Q4-2012 Sub-Prime 86% 87% Option-ARM 9% 8% Alt-A 4% 4% Prime 1% 1% (1) Securities collateralized by loans with greater than or equal to 80% loan-to-value. High LTV pools are predominately Making Homeownership Affordable (“MHA”) pools. MHA pools consist of borrowers who have refinanced through the Home Affordable Refinance Program (HARP). (2) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (3) Home Equity Conversion Mortgage loans (or “HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (4) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (5) Securities collateralized by loans held by lower credit borrowers as defined FICO. 22